Exhibit 10.2

PUT AGREEMENT

This PUT AGREEMENT (this “Agreement”), dated as of April 2, 2026, is executed and delivered by Bed Bath & Beyond, Inc. (“BBBY” or the “Purchaser”) in favor of certain of the Term Loan Creditors (the “Specified Lenders”).

WHEREAS, reference is hereby made to that certain Term Loan Credit Agreement, dated as of January 28, 2025, among The Container Store, Inc., a Texas corporation (the “Borrower”), the Guarantors (as defined therein) from time to time party thereto, the Lenders (as defined therein) from time to time party thereto, Acquiom Agency Services LLC (“Acquiom”), as co-administrative agent, and Seaport Loan Products LLC (“Seaport”), as co-administrative agent (in such capacities, together with their respective successors and assigns in such capacities, the “Agent”), and Acquiom as Collateral Agent (as amended, modified, extended, restated, replaced or supplemented from time to time, the “Credit Agreement”), pursuant to which the Specified Lenders have agreed to make loans to the Borrower from time to time (including the Specified Loans), on the terms and subject to the conditions set forth in the Credit Agreement; and

WHEREAS, in consideration of the Specified Lenders agreeing to provide the 2026-2 Priming Super Senior Term Loan Commitments, the Purchaser has agreed to purchase a participation in the Specified Loans, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the Purchaser and the Specified Lenders hereby agree as follows:

1.           Definitions and Construction.

(a)          Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.  The following terms, as used in this Agreement, shall have the following meanings:

“Agent” has the meaning set forth in the recitals to this Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Company” means The Container Store Holdings, LLC, a Delaware limited liability company.

“Exercise Date” means the date that is three (3) Business Days following any Notice of Put Exercise.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lender Group” means, individually and collectively, each of the Specified Lenders.

“Lenders” means, individually and collectively, each of the lenders identified on the signature pages to the Credit Agreement, and shall include any other Person made a party to the Credit Agreement as a “Lender” in accordance with the provisions thereof (together with their respective successors and permitted assigns).

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of April 2, 2026, by and among the Company, the Purchaser, the Purchaser and Merger Sub, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Merger Closing” has the meaning given to the term “Closing” in the Merger Agreement.

“Merger Sub” means TCS Merger Sub, LLC, a Delaware limited liability company.

“Notice of Put Exercise” means a notice by one or more Specified Lenders to Purchaser (a) certifying that a Put Event has occurred and is continuing, (b) setting forth the outstanding principal amount of the Specified Loans held by such Specified Lenders that are the subject of the Put Option and (c) setting forth the Purchase Price, together with wiring instructions therefor.  Each Specified Lender may send an individualized Notice of Put Exercise to Purchaser or the Specified Lenders may send a joint Notice of Put Exercise, at the option of such Specified Lenders.

“Participation” has the meaning set forth in Section 2.

“Participation Agreement” means a duly executed and delivered Participation Agreement, in the form attached hereto as Exhibit A.

“Participation Interest” has the meaning set forth in Section 2.

“Purchase Price” means, with respect to any Specified Loans that are subject to an exercise of the Put Option, an amount equal to 100% of the aggregate principal amount of such Specified Loans (together with accrued and unpaid interest thereon through the Purchase Date).  The Purchase Price shall not include any Applicable Premium (2026-2 Priming Super Senior Term Loan).

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“Put Event” means, as of any date, the satisfaction of both of the following conditions: (a) the termination of the Merger Agreement prior to the Merger Closing (other than a termination of the Merger Agreement pursuant to Sections 8.01(b), 8.01(c)(i) (as a result of a Willful Breach) or 8.01(d) of the Merger Agreement) and (b) the 2026-2 (Tranche A) Priming Super Senior Term Loans (under and as defined in the Credit Agreement as in effect on the date hereof) shall have been fully funded by the Lenders.

“Put Termination Date” means the earlier to occur of (a) the consummation of the Merger Closing and (b) the termination of the Merger Agreement by Purchaser pursuant to Section 8.01(b), 8.01(c)(i) (as a result of a Willful Breach) or 8.01(d) of the Merger Agreement.

“Put Option” has the meaning set forth in Section 2.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Specified Loans” means the 2026-2 (Tranche B) Priming Super Senior Term Loans (under and as defined in the Credit Agreement as in effect on the date hereof); provided, that the aggregate principal amount thereof constituting Specified Loans shall not exceed $15,000,000.

“Voidable Transfer” has the meaning set forth in Section 10 of this Agreement.

“Willful Breach” means any material breach of the Merger Agreement by the Company that is the consequence of a bad faith intentional act undertaken or bad faith intentional omission by the Company with the actual knowledge that the taking of such act or the commission of such omission would be a material breach of the Merger Agreement.

(b)          Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or the Purchaser, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of the Purchaser and the Lender Group.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.  The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

2.           Put Option.

(a)          The Put Option.  Subject to the terms and conditions set forth herein, from and after the occurrence of a Put Event, each Specified Lender may provide the Purchaser with a Notice of Put Exercise and the Purchaser shall, after receipt of such Notice of Put Exercise, purchase from such Specified Lender (the “Put Option”) a participation interest (the “Participation”) in the full aggregate principal amount of the Specified Loans held by such electing Specified Lender(s) (the “Participation Interest”) at a purchase price equal to the Purchase Price.  Delay in delivering any Notice of Put Exercise shall not terminate any Specified Lender’s right to send any such Notice of Put Exercise, and the right of each Specified Lender to send any such Notice of Put Exercise shall not be affected by any other Specified Lender’s decision to send or not send any such Notice of Put Exercise.

(b)          Exercise of Put.  The Purchaser hereby agrees that, on each applicable Exercise Date, (x) it shall purchase the applicable Participation pursuant to the terms of the Participation Agreement; and (y) shall remit directly to the applicable Specified Lender by wire transfer of immediately available funds, an amount of US Dollars equal to the Purchase Price applicable to the Participation.

3.           Continuing Agreement.  The obligations of the Purchaser under this Agreement shall not be limited in any way and shall continue to be effective regardless of the compromising, extending, increasing, modifying, releasing, or renewing of the Obligations, or creating new or additional Obligations or amending any of the terms of the Obligations (other than the 2026-2 (Tranche B) Priming Super Senior Term Loans).

4.          Primary Obligations.  The obligations of the Purchaser under this Agreement are the primary and original obligations of the Purchaser, are not merely the creation of a surety relationship, and are an absolute, unconditional, and continuing agreement which shall remain in full force and effect without respect to future changes in conditions.  The Purchaser hereby agrees that the obligations of the Purchaser hereunder are independent of the obligations of the Borrower or any guarantor of the Obligations, and that a separate action may be brought against the Purchaser, whether such action is brought against the Borrower or any guarantor or whether the Borrower or any guarantor is joined in such action. The Purchaser hereby agrees that its obligations hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by any member of the Lender Group of whatever remedies they may have against the Borrower or any guarantor, or the enforcement of any lien or realization upon any security by any member of the Lender Group.  The Purchaser agrees that its obligations hereunder shall not be affected or diminished by (a) any default by the Borrower in the performance or observance of any of its agreements or covenants in the Credit Agreement or any other Loan Document, (b) the insolvency of the Borrower or any other Person, (c) any default by the Purchaser in the performance or observance of any of its other agreements or covenants contained herein or (d) any other event or circumstance whatsoever except as explicitly provided in this Agreement. The Purchaser shall be obligated to perform its obligations under this Agreement notwithstanding any breach or purported rejection by the Borrower (including any rejection pursuant to Section 365 of the Bankruptcy Code) of any obligation it has or may have in connection with any such participation or any refusal of the Borrower to execute and deliver any document in connection therewith. The Purchaser hereby agrees that any release which may be given by any Agent to the Borrower or any guarantor, or with respect to any property or asset subject to a Lien, shall not release the Purchaser, other than a release resulting from payment in full of the Obligations (other than contingent indemnification obligations relating to claims that have not been asserted or are not reasonably foreseeable).  The Purchaser consents and agrees that no member of the Lender Group shall be under any obligation to marshal any property or assets of the Borrower or any guarantor in favor of the Purchaser, or against or in payment of any or all of the Obligations.

5.           Purchaser Representations and Warranties.  The Purchaser represents and warrants to the Lender Group that:

(a)          Existence, Qualification and Power; Compliance with Laws. (i) it is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization; (ii) it has all corporate or other organizational power and authority to (x) own its assets and carry on its business as currently conducted and (y) execute, deliver and perform its obligations hereunder; (iii) it is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification; (iv) is in compliance with all applicable Laws, and (v) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted, except, in each case (other than with respect to clause (i) above), to the extent the failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a material adverse effect with respect to the Purchaser.

(b)          Authorization. The execution, delivery and performance of the Purchaser of this Agreement has been duly authorized by all necessary corporate or other organizational action.

(c)          No Contravention. Neither the execution, delivery and performance by the Purchaser of this Agreement will, (i) contravene the terms of any of its organization documents; (ii) result in any breach or contravention of, or the creation of any lien upon any of the property or assets of the Purchaser or any of its subsidiaries under (A) any contractual obligation relating to Indebtedness or (B) any order, injunction, writ or decree of any governmental authority or any arbitral award to which the Purchaser or its property is subject; (iii) violate any applicable Law; or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation relating to Indebtedness, except, in each case, with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii), (iii) and (iv), to the extent that such breach, contravention or violation has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a material adverse effect with respect to the Purchaser.

(d)          No Actions or Proceedings.  There are no legal or arbitral proceedings, or proceedings by or before any Governmental Authority, now pending or (to the knowledge of Purchaser) threatened against it that (either individually or in the aggregate) (a) could reasonably be expected to have a material adverse effect with respect to the Purchaser or (b) purport to affect the legality, validity or enforceability of this Agreement.

(e)          Investment Company Act.  It is not registered as an “investment company” under the Investment Company Act of 1940, as amended.

(f)          ERISA.  It is not a venture capital operating company within the meaning of the Plan Asset Regulations, but it satisfies another exception under the Plan Asset Regulations such that its assets are not “plan assets” within the meaning and as defined in the Plan Asset Regulations.  “Plan Asset Regulations” means the plan asset regulations of the U.S. Department of Labor, 29 CFR 2510.3-101 et seq., as amended.

(g)          Event of Dissolution.  No event that would result in its dissolution or dissociation has occurred.

6.         Covenants of Purchaser.  The Purchaser covenants and agrees with the Lender Group that, until this Agreement has terminated, the Purchaser will preserve and maintain its legal existence.

7.           Specified Lender Representations and Warranties.  Each Specified Lender represents and warrants to the Purchaser that:

(a)          Existence, Qualification and Power; Compliance with Laws. (i) it is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization; (ii) it has all corporate or other organizational power and authority to (x) own its assets and carry on its business as currently conducted and (y) execute, deliver and perform its obligations hereunder; (iii) it is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification; (iv) is in compliance with all applicable Laws, and (v) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted, except, in each case (other than with respect to clause (i) above), to the extent the failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a material adverse effect with respect to such Specified Lender.

(b)          Authorization. The execution, delivery and performance of such Specified of this Agreement has been duly authorized by all necessary corporate or other organizational action.

(c)          No Contravention. Neither the execution, delivery and performance by the Specified Lender of this Agreement will, (i) contravene the terms of any of its organization documents; (ii) result in any breach or contravention of (A) any contractual obligation relating to Indebtedness or (B) any order, injunction, writ or decree of any governmental authority or any arbitral award to which such Specified Lender or its property is subject; (iii) violate any applicable Law; or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation relating to Indebtedness, except, in each case, with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii), (iii) and (iv), to the extent that such breach, contravention or violation has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a material adverse effect with respect to such Specified Lender.

(d)          No Actions or Proceedings.  There are no legal or arbitral proceedings, or proceedings by or before any Governmental Authority, now pending or (to the knowledge of such Specified Lender) threatened against it that (either individually or in the aggregate) (a) could reasonably be expected to have a material adverse effect with respect to such Specified Lender or (b) purport to affect the legality, validity or enforceability of this Agreement.

8.           Waivers.

(a)          To the fullest extent permitted by applicable law, the Purchaser hereby waives:  (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations; (iv) notice of any adverse change in the financial condition of the Borrower or any guarantor or of any other fact that might increase the Purchaser’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under any of the Loan Documents; and (vii) all other notices and demands to which the Purchaser might otherwise be entitled (except as expressly contemplated by this Agreement).

(b)          To the fullest extent permitted by applicable law, the Purchaser hereby waives the right by statute or otherwise to require any member of the Lender Group to institute suit against the Borrower or any guarantor or to exhaust any rights and remedies which any member of the Lender Group has or may have against the Borrower or any guarantor.  In this regard, the Purchaser agrees that it is bound to the payment of the Purchase Price as set forth in Section 2 of this Agreement, whether now existing or hereafter arising, as fully as if the Obligations in respect of the Specified Loans were owing to the Lender Group by the Purchaser. The Purchaser further waives, to the extent permitted by applicable law, any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower in respect thereof.

(c)          To the fullest extent permitted by applicable law, the Purchaser hereby waives: (i) any right to assert against any member of the Lender Group any defense (legal or equitable), set-off, counterclaim, or claim which the Purchaser may now or at any time hereafter have against the Borrower or any other party liable to any member of the Lender Group; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, any rights as a surety or any claims or rights relating to this Agreement in any Insolvency Proceeding affecting the Purchaser or any Loan Party; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group; and (iv) the benefit of any statute of limitations affecting the Purchaser’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Purchaser’s liability hereunder, in each case of the foregoing clauses (i) through (iv), to the extent determined by a court of competent jurisdiction to have resulted from the bad faith or willful misconduct of any member of the Lender Group (it being understood than any such waiver shall apply severally, and not jointly, to the members of the Lender Group).

9.           [Reserved].

10.         No Election.  The Lender Group shall have the right to seek recourse against the Purchaser to the fullest extent provided for herein and no election by any member of the Lender Group to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Lender Group’s right to proceed in any other form of action or proceeding or against other parties.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Lender Group under any document or instrument evidencing the Obligations shall serve to diminish the liability of the Purchaser under this Agreement.

11.         Revival and Reinstatement.  If the incurrence or payment of the obligations of the Purchaser under this Agreement or the transfer by the Purchaser to any member of the Lender Group of any property of the Purchaser, directly or indirectly, should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Lender Group related thereto, the liability of the Purchaser automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.  The provisions of this Section 11 shall survive the termination of this Agreement

12.         Financial Condition of Borrowers.  The Purchaser represents and warrants to the Lender Group that it is and will at all times continue to be currently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  The Purchaser further represents and warrants to the Lender Group that it has read and understands the terms and conditions of the Credit Agreement and each other Loan Document.  The Purchaser hereby covenants that it will continue to keep itself informed of the Borrower’s financial condition, the financial condition of any guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

13.         Payments; Application.  All payments to be made hereunder by the Purchaser shall be made in Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset.

14.         [Reserved].

15.         Notices.  All notices and other communications hereunder to any member of the Lender Group or the Purchaser shall be in writing and shall be mailed, sent, or delivered to any such Person at the address set forth on its signature page hereto or at such other address designated by such Person in writing to the other parties hereto.

16.        Cumulative Remedies.  No remedy under this Agreement is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Agreement and those provided by law.  No delay or omission by the Lender Group to exercise any right under this Agreement shall impair any such right nor be construed to be a waiver thereof.  No failure on the part of the Lender Group to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right.  [For the avoidance of doubt, the parties hereby agree that the rights and obligations thereof hereunder are not intended to constitute sole or exclusive remedies with respect to the Merger Agreement.]

17.        Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

18.        Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter contained herein.  This Agreement may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by all of the parties hereto; provided, that any Specified Lender may amend its individual rights and obligations with respect to the Purchaser by a written agreement among such Specified Lender and the Purchaser (without affecting or amending the rights of any other Specified Lender or the Purchaser with respect to any such other Specified Lender).  Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given.  No course of dealing and no delay or waiver of any right or default under this Agreement shall be deemed a waiver of any other, similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder.

19.       Successors and Assigns.  This Agreement shall be binding upon the Purchaser and its successors and assigns and shall inure to the benefit of the successors and assigns of the Lender Group; provided, however, the Purchaser may not assign this Agreement or delegate any of its duties hereunder without the prior written consent of each of [●] and any unconsented to assignment shall be absolutely null and void.  In the event of any assignment, participation, or other transfer of rights by the Lender Group done in accordance with the terms of the Credit Agreement, the rights and benefits herein conferred upon the Lender Group shall automatically extend to and be vested in such assignee or other transferee.

20.         No Third-Party Beneficiary.  This Agreement is solely for the benefit of each member of the Lender Group, and each of their successors and assigns and may not be relied on by any other Person.

21.         Choice of Law and Venue; Jury Trial Waiver.

THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK.  THE PURCHASER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 20.

THE PURCHASER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  THE PURCHASER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS SECTION MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

22.       Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

23.       Termination of Agreement.  From and after the Put Termination Date, this Agreement (except for those rights and obligations that expressly survive the termination of this Agreement) shall terminate and shall be of no further force and effect and none of the parties shall have any further obligations hereunder (except for those rights and obligations that expressly survive the termination of this Agreement).

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first written above.

[●]

Signature Page to Put Agreement

PURCHASER:

Bed Bath & Beyond, Inc.

By:	/s/ Marcus Lemonis
Name:	Marcus Lemonis
Title:	Executive Chairman and Chief Executive Officer

c/o Bed Bath & Beyond, Inc.
433 W. Ascension Way, 3rd Floor

Murray, Utah 84123
Attention :	Melissa Smith, General Counsel
Email:	[●]

With a copy to (which shall not constitute notice):

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Email:	[●]

Signature Page to Put Agreement

EXHIBIT A TO PUT AGREEMENT

FORM OF
PARTICIPATION AGREEMENT

See attached